Exhibit 8

















                                CUSTODIAN CONTRACT
                                     Between
                                THE SBI FUND, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY







                                TABLE OF CONTENTS

                                                                    Page

         1.   Employment of Custodian and Property to be
              Held By It..........................................    2

         2.   Duties of the Custodian with Respect to Property
              of the Fund Held by the Custodian in the
              United States.......................................    3
              2.1    Holding Securities...........................    3
              2.2    Delivery of Securities.......................    4
              2.3    Registration of Securities...................    9
              2.4    Bank Accounts................................   10
              2.5    Availability of Federal Funds................   11
              2.6    Collection of Income.........................   11
              2.7    Payment of Fund Monies.......................   12
              2.8    Liability for Payment in Advance of
                     Receipt of Securities Purchased..............   15
              2.9    Appointment of Agents........................   16
              2.10   Deposit of Fund Assets in Securities
                     System.......................................   16
              2.10A  Fund Assets Held in the Custodian's Direct
                     Paper System.................................   19
              2.11   Segregated Account...........................   21
              2.12   Ownership Certificates for Tax Purposes......   23
              2.13   Proxies......................................   23
              2.14   Communication; Relating to Portfolio
                     Securities...................................   23

         3.   Duties of the Custodian with Respect to Property
              of the Fund Held Outside of the United States.......   24

              3.1    Appointment of Foreign Sub-Custodians........   24
              3.2    Assets to be Held............................   25
              3.3    Foreign Securities Depositories..............   26
              3.4    Agreements with Foreign Banking
                     Institutions.................................   26
              3.5    Access of Independent Accountants of
                     the Fund.....................................   27
              3.6    Reports by Custodian.........................   27
              3.7    Transactions in Foreign Custody Account......   28
              3.8    Liability of Foreign Sub-Custodians..........   29
              3.9    Liability of Custodian.......................   30
              3.10   Reimbursement for Advances...................   31
              3.11   Monitoring Responsibilities..................   31
              3.12   Branches of U.S. Banks.......................   32
              3.13   Tax Law......................................   33












         4.   Payments for Sales or Repurchase or Redemptions
              of Shares of the Fund...............................   34

         5.   Proper Instructions.................................   35

         6.   Actions Permitted Without Express Authority.........   36

         7.   Evidence of Authority...............................   37

         8.   Duties of Custodian With Respect to the Books
              of Account and Calculation of Net Asset Value
              and Net Income......................................   37

         9.   Records.............................................   38

         10.  Opinion of Fund's Independent Accountants...........   39

         11.  Reports to Fund by Independent Public Accountants...   39

         12.  Compensation of Custodian...........................   40

         13.  Responsibility of Custodian.........................   40

         14.  Effective Period, Termination and Amendment.........   42

         15.  Successor Custodian.................................   44

         16.  Interpretive and Additional Provisions..............   46

         17.  Additional Funds....................................   47

         18.  Massachusetts Law to Apply..........................   47

         19.  Prior Contracts.....................................   47

         20.  Shareholder Communications..........................   47
























                                CUSTODIAN CONTRACT


              This Contract between The SBI Fund, Inc., a corporation

         organized and existing under the laws of Maryland, having its principal place of business at One SBI Plaza, School of Busi-

         ness and Industry, Florida A&M University, Tallahassee,

         Florida, 32307, hereinafter called the "Fund", and State Street

         Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston,

         Massachusetts, 02110, hereinafter called the "Custodian",


                                   WITNESSETH:


                   WHEREAS, the Fund is authorized to issue shares in

         separate series, with each such series representing interests in a separate portfolio of securities and other assets; and


                   WHEREAS, the Fund intends to initially offer shares

         in two series, Pool A and Pool B (such series together with all other series subsequently established by the Fund and made sub-

         ject to this Contract in accordance with paragraph 17, being herein referred to as the "Portfolio(s)");


                   NOW THEREFORE, in consideration of the mutual cov-

         enants and agreements hereinafter contained, the parties hereto agree as follows:







         1.   Employment of Custodian and Property to be Held by It

                   The Fund hereby employs the Custodian as the custo-

         dian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfo-

         lio desires to be held in places within the United States ("do-

         mestic securities") and securities it desires to be held out-

         side the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation.  The Fund on be-

         half of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of in-

         come, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s)

         from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.


                   Upon receipt of "Proper Instructions" (within the

         meaning of Article 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in ac-

         cordance with an applicable vote by the Board of Directors of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or










         liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.  The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable

         Portfolio(s) the foreign banking institutions and foreign secu-

         rities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.


         2.     Duties of the Custodian with Respect to Property of the

         Fund Held By the Custodian in the United States

         2.1    Holding Securities.  The Custodian shall hold and physi-

                cally segregate for the account of each Portfolio all

                non-cash property, to be held by it in the United States

                including all domestic securities owned by such Portfo-

                lio, other than (a) securities which are maintained pur-

                suant to Section 2.10 in a clearing agency which acts as

                a securities depository or in a book-entry system autho-

                rized by the U.S. Department of the Treasury, col-

                lectively referred to herein as "Securities System" and

                (b) commercial paper of an issuer for which State Street

                Bank and Trust Company acts as issuing and paying agent

                ("Direct Paper") which is deposited and/or maintained in

                the Direct Paper System of the Custodian pursuant to

                Section 2.10A.














         2.2    Delivery of Securities.  The Custodian shall release and

                deliver domestic securities owned by a Portfolio held by

                the Custodian or in a Securities System account of the

                Custodian or in the Custodian's Direct Paper book entry

                system account ("Direct Paper System Account") only upon

                receipt of Proper Instructions from the Fund on behalf

                of the applicable Portfolio, which may be continuing

                instructions when deemed appropriate by the parties, and

                only in the following cases:


                1)   Upon sale of such securities for the account of the

                     Portfolio and receipt of payment therefor;


                2)   Upon the receipt of payment in connection with any

                     repurchase agreement related to such securities

                     entered into by the Portfolio;


                3)   In the case of a sale effected through a Securities

                     System, in accordance with the provisions of Sec-

                     tion 2.10 hereof;


                4)   To the depository agent in connection with tender

                     or other similar offers for securities of the Port-

                     folio;


                5)   To the issuer thereof or its agent when such secu-

                     rities are called, redeemed, retired or otherwise

                     become payable; provided that, in any such case,










                     the cash or other consideration is to be delivered

                     to the Custodian;


                6)   To the issuer thereof, or its agent, for transfer

                     into the name of the Portfolio or into the name of

                     any nominee or nominees of the Custodian or into

                     the name or nominee name of any agent appointed

                     pursuant to Section 2.9 or into the name or nominee

                     name of any sub-custodian appointed pursuant to

                     Article 1; or for exchange for a different number

                     of bonds, certificates or other evidence represent-

                     ing the same aggregate face amount or number of

                     units; provided that, in any such case, the new

                     securities are to be delivered to the Custodian;


                7)   Upon the sale of such securities for the account of

                     the Portfolio, to the broker or its clearing agent,

                     against a receipt, for examination in accordance

                     with "street delivery" custom; provided that in any

                     such case, the Custodian shall have no responsibil-

                     ity or liability for any loss arising from the de-

                     livery of such securities prior to receiving pay-

                     ment for such securities except as may arise from

                     the Custodian's own negligence or willful miscon-

                     duct;












                8)   For exchange or conversion pursuant to any plan of

                     merger, consolidation, recapitalization, reorgani-

                     zation or readjustment of the securities of the

                     issuer of such securities, or pursuant to provi-

                     sions for conversion contained in such securities,

                     or pursuant to any deposit agreement; provided

                     that, in any such case, the new securities and

                     cash, if any, are to be delivered to the Custodian;


                9)   In the case of warrants, rights or similar securi-

                     ties, the surrender thereof in the exercise of such

                     warrants, rights or similar securities or the sur-

                     render of interim receipts or temporary securities

                     for definitive securities; provided that, in any

                     such case, the new securities and cash, if any, are

                     to be delivered to the Custodian;


                10)  For delivery in connection with any loans of secu-

                     rities made by the Portfolio, but only against re-

                     ceipt of adequate collateral as agreed upon from

                     time to time by the Custodian and the Fund on be-

                     half of the Portfolio, which may be in the form of

                     cash or obligations issued by the United States

                     government, its agencies or instrumentalities, ex-

                     cept that in connection with any loans for which

                     collateral is to be credited to the Custodian's










                     account in the book-entry system authorized by the

                     U.S. Department of the Treasury, the Custodian will

                     not be held liable or responsible for the delivery

                     of securities owned by the Portfolio prior to the

                     receipt of such collateral;


                11)  For delivery as security in connection with any

                     borrowings by the Fund on behalf of the Portfolio

                     requiring a pledge of assets by the Fund on behalf

                     of the Portfolio, but only against receipt of

                     amounts borrowed;


                12)  For delivery in accordance with the provisions of

                     any agreement among the Fund on behalf of the Port-

                     folio, the Custodian and a broker-dealer registered

                     under the Securities Exchange Act of 1934 (the "Ex-

                     change Act") and a member of The National Associa-

                     tion of Securities Dealers, Inc. ("NASD"), relating

                     to compliance with the rules of The Options Clear-

                     ing Corporation and of any registered national se-

                     curities exchange, or of any similar organization

                     or organizations, regarding escrow or other ar-

                     rangements in connection with transactions by the

                     Portfolio of the Fund;















                13)  For delivery in accordance with the provisions of

                     any agreement among the Fund on behalf of the Port-

                     folio, the Custodian, and a Futures Commission Mer-

                     chant registered under the Commodity Exchange Act,

                     relating to compliance with the rules of the Com-

                     modity Futures Trading Commission and/or any Con-

                     tract Market, or any similar organization or orga-

                     nizations, regarding account deposits in connection

                     with transactions by the Portfolio of the Fund;


                14)  Upon receipt of instructions from the transfer

                     agent ("Transfer Agent") for the Fund, for delivery

                     to such Transfer Agent or to the holders of shares

                     in connection with distributions in kind, as may be

                     described from time to time in the currently effec-

                     tive prospectus and statement of additional infor-

                     mation of the Fund, related to the Portfolio ("Pro-

                     spectus"), in satisfaction of requests by holders

                     of Shares for repurchase or redemption; and


                15)  For any other proper corporate purpose, but only

                     upon receipt of, in addition to Proper Instructions

                     from the Fund on behalf of the applicable Portfo-

                     lio, a certified copy of a resolution of the Board

                     of Directors or of the Executive Committee signed












                     by an officer of the Fund and certified by the Sec-

                     retary or an Assistant Secretary, specifying the

                     securities of the Portfolio to be delivered, set-

                     ting forth the purpose for which such delivery is

                     to be made, declaring such purpose to be a proper

                     corporate purpose, and naming the person or persons

                     to whom delivery of such securities shall be made.


         2.3    Registration of Securities.  Domestic securities held by

                the Custodian (other than bearer securities) shall be

                registered in the name of the Portfolio or in the name

                of any nominee of the Fund on behalf of the Portfolio or

                of any nominee of the Custodian which nominee shall be

                assigned exclusively to the Portfolio, unless the Fund

                has authorized in writing the appointment of a nominee

                to be used in common with other registered investment

                companies having the same investment adviser as the

                Portfolio, or in the name or nominee name of any agent

                appointed pursuant to Section 2.9 or in the name or

                nominee name of any sub-custodian appointed pursuant to

                Article 1.  All securities accepted by the Custodian on

                behalf of the Portfolio under the terms of this Contract

                shall be in "street name" or other good delivery form.

                If, however, the Fund directs the Custodian to maintain

                securities in "street name", the Custodian shall utilize

                its best efforts only to timely collect income due the










                Fund on such securities and to notify the Fund on a best

                efforts basis only of relevant corporate actions includ-

                ing, without limitation, pendency of calls, maturities,

                tender or exchange offers.


         2.4    Bank Accounts.  The Custodian shall open and maintain a

                separate bank account or accounts in the United States

                in the name of each Portfolio of the Fund, subject only

                to draft or order by the Custodian acting pursuant to

                the terms of this Contract, and shall hold in such ac-

                count or accounts, subject to the provisions hereof, all

                cash received by it from or for the account of the Port-

                folio, other than cash maintained by the Portfolio in a

                bank account established and used in accordance with

                Rule 17f-3 under the Investment Company Act of 1940.

                Funds held by the Custodian for a Portfolio may be de-

                posited by it to its credit as Custodian in the Banking

                Department of the Custodian or in such other banks or

                trust companies as it may in its discretion deem neces-

                sary or desirable; provided, however, that every such

                bank or trust company shall be qualified to act as a

                custodian under the Investment Company Act of 1940 and

                that each such bank or trust company and the funds to be

                deposited with each such bank or trust company shall on

                behalf of each applicable Portfolio be approved by vote

                of a majority of the Board of Directors of the Fund.










                Such funds shall be deposited by the Custodian in its

                capacity as Custodian and shall be withdrawable by the

                Custodian only in that capacity.


         2.5    Availability of Federal Funds.  Upon mutual agreement

                between the Fund on behalf of each applicable Portfolio

                and the Custodian, the Custodian shall, upon the receipt

                of Proper Instructions from the Fund on behalf of a

                Portfolio, make federal funds available to such Portfo-

                lio as of specified times agreed upon from time to time

                by the Fund and the Custodian in the amount of checks

                received in payment for Shares of such Portfolio which

                are deposited into the Portfolio's account.


         2.6    Collection of Income.  Subject to the provisions of Sec-

                tion 2.3, the Custodian shall collect on a timely basis

                all income and other payments with respect to registered

                domestic securities held hereunder to which each Portfo-

                lio shall be entitled either by law or pursuant to cus-

                tom in the securities business, and shall collect on a

                timely basis all income and other payments with respect

                to bearer domestic securities if, on the date of payment

                by the issuer, such securities are held by the Custodian

                or its agent thereof and shall credit such income, as














                collected, to such Portfolio's custodian account.  With-

                out limiting the generality of the foregoing, the Custo-

                dian shall detach and present for payment all coupons

                and other income items requiring presentation as and

                when they become due and shall collect interest when due

                on securities held hereunder.  Income due each Portfolio

                on securities loaned pursuant to the provisions of Sec-

                tion 2.2 (10) shall be the responsibility of the Fund.

                The Custodian will have no duty or responsibility in

                connection therewith, other than to provide the Fund

                with such information or data as may be necessary to

                assist the Fund in arranging for the timely delivery to

                the Custodian of the income to which the Portfolio is

                properly entitled.


         2.7    Payment of Fund Monies.  Upon receipt of Proper Instruc-

                tions from the Fund on behalf of the applicable Portfo-

                lio, which may be continuing instructions when deemed

                appropriate by the parties, the Custodian shall pay out

                monies of a Portfolio in the following cases only:


                1)   Upon the purchase of domestic securities, options,

                     futures contracts or options on futures contracts

                     for the account of the Portfolio but only (a)

                     against the delivery of such securities or evidence












                     of title to such options, futures contracts or op-

                     tions on futures contracts to the Custodian (or any

                     bank, banking firm or trust company doing business

                     in the United States or abroad which is qualified

                     under the Investment Company Act of 1940, as

                     amended, to act as a custodian and has been desig-

                     nated by the Custodian as its agent for this pur-

                     pose) registered in the name of the Portfolio or in

                     the name of a nominee of the Custodian referred to

                     in Section 2.3 hereof or in proper form for trans-

                     fer; (b) in the case of a purchase effected through

                     a Securities System, in accordance with the condi-

                     tions set forth in Section 2.10 hereof; (c) in the

                     case of a purchase involving the Direct Paper Sys-

                     tem, in accordance with the conditions set forth in

                     Section 2.10A; (d) in the case of repurchase agree-

                     ments entered into between the Fund on behalf of

                     the Portfolio and the Custodian, or another bank,

                     or a broker-dealer which is a member of NASD, (i)

                     against delivery of the securities either in cer-

                     tificate form or through an entry crediting the

                     Custodian's account at the Federal Reserve Bank

                     with such securities or (ii) against delivery of

                     the receipt evidencing purchase by the Portfolio of












         securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit

         account of the Fund in any bank, whether domestic or foreign;

         such transfer may be effected prior to receipt of a con-

         firmation from a broker and/or the applicable bank pursuant to

         Proper Instructions from the Fund as defined in Article 5;


                2)   In connection with conversion, exchange or sur-

                     render of securities owned by the Portfolio as set

                     forth in Section 2.2 hereof;


                3)   For the redemption or repurchase of Shares issued

                     by the Portfolio as set forth in Article 4 hereof;


                4)   For the payment of any expense or liability in-

                     curred by the Portfolio, including but not limited

                     to the following payments for the account of the

                     Portfolio:  interest, taxes, management, account-

                     ing, transfer agent and legal fees, and operating

                     expenses of the Fund whether or not such expenses

                     are to be in whole or part capitalized or treated

                     as deferred expenses;


















                5)   For the payment of any dividends on Shares of the

                     Portfolio declared pursuant to the governing docu-

                     ments of the Fund;


                6)   For payment of the amount of dividends received in

                     respect of securities sold short;


                7)   For any other proper purpose, but only upon receipt

                     of, in addition to Proper Instructions from the

                     Fund on behalf of the Portfolio, a certified copy

                     of a resolution of the Board of Directors or of the

                     Executive Committee of the Fund signed by an of-

                     ficer of the Fund and certified by its Secretary or

                     an Assistant Secretary, specifying the amount of

                     such payment, setting forth the purpose for which

                     such payment is to be made, declaring such purpose

                     to be a proper purpose, and naming the person or

                     persons to whom such payment is to be made.


         2.8    Liability for Payment in Advance of Receipt of Securi-

                ties Purchased.  Except as specifically stated otherwise

                in this Contract, in any and every case where payment

                for purchase of domestic securities for the account of a

                Portfolio is made by the Custodian in advance of receipt

                of the securities purchased in the absence of specific

                written instructions from the Fund on behalf of such

                Portfolio to so pay in advance, the Custodian shall be










                absolutely liable to the Fund for such securities to the

                same extent as if the securities had been received by

                the Custodian.


         2.9    Appointment of Agents.  The Custodian may at any time or

                times in its discretion appoint (and may at any time

                remove) any other bank or trust company which is itself

                qualified under the Investment Company Act of 1940, as

                amended, to act as a custodian, as its agent to carry

                out such of the provisions of this Article 2 as the Cus-

                todian may from time to time direct; provided, however,

                that the appointment of any agent shall not relieve the

                Custodian of its responsibilities or liabilities hereun-

                der.


         2.10   Deposit of Fund Assets in Securities Systems.  The Cus-

                todian may deposit and/or maintain securities owned by a

                Portfolio in a clearing agency registered with the Secu-

                rities and Exchange Commission under Section 17A of the

                Securities Exchange Act of 1934, which acts as a securi-

                ties depository, or in the book-entry system authorized

                by the U.S. Department of the Treasury and certain fed-

                eral agencies, collectively referred to herein as "Secu-

                rities System" in accordance with applicable Federal

                Reserve Board and Securities and Exchange Commission












                rules and regulations, if any, and subject to the fol-

                lowing provisions:


                1)   The Custodian may keep securities of the Portfolio

                     in a Securities System provided that such securi-

                     ties are represented in an account ("Account") of

                     the Custodian in the Securities System which shall

                     not include any assets of the Custodian other than

                     assets held as a fiduciary, custodian or otherwise

                     for customers;


                2)   The records of the Custodian with respect to secu-

                     rities of the Portfolio which are maintained in a

                     Securities System shall identify by book-entry

                     those securities belonging to the Portfolio;


                3)   The Custodian shall pay for securities purchased

                     for the account of the Portfolio upon (i) receipt

                     of advice from the Securities System that such se-

                     curities have been transferred to the Account, and

                     (ii) the making of an entry on the records of the

                     Custodian to reflect such payment and transfer for

                     the account of the Portfolio.  The Custodian shall

                     transfer securities sold for the account of the

                     Portfolio upon (i) receipt of advice from the Secu-

                     rities System that payment for such securities has












                     been transferred to the Account, and (ii) the mak-

                     ing of an entry on the records of the Custodian to

                     reflect such transfer and payment for the account

                     of the Portfolio.  Copies of all advices from the

                     Securities System of transfers of securities for

                     the account of the Portfolio shall identify the

                     Portfolio, be maintained for the Portfolio by the

                     Custodian and be provided to the Fund at its re-

                     quest.  Upon request, the Custodian shall furnish

                     the Fund on behalf of the Portfolio confirmation of

                     each transfer to or from the account of the Portfo-

                     lio in the form of a written advice or notice and

                     shall furnish to the Fund on behalf of the Portfo-

                     lio copies of daily transaction sheets reflecting

                     each day's transactions in the Securities System

                     for the account of the Portfolio;


                4)   The Custodian shall provide the Fund for the Port-

                     folio with any report obtained by the Custodian on

                     the Securities System's accounting system, internal

                     accounting control and procedures for safeguarding

                     securities deposited in the Securities System;


















                5)   The Custodian shall have received from the Fund on

                     behalf of the Portfolio the initial or annual cer-

                     tificate, as the case may be, required by Article

                     14 hereof;


                6)   Anything to the contrary in this Contract notwith-

                     standing, the Custodian shall be liable to the Fund

                     for the benefit of the Portfolio for any loss or

                     damage to the Portfolio resulting from use of the

                     Securities System by reason of any negligence, mis-

                     feasance or misconduct of the Custodian or any of

                     its agents or of any of its or their employees or

                     from failure of the Custodian or any such agent to

                     enforce effectively such rights as it may have

                     against the Securities System; at the election of

                     the Fund, it shall be entitled to be subrogated to

                     the rights of the Custodian with respect to any

                     claim against the Securities System or any other

                     person which the Custodian may have as a conse-

                     quence of any such loss or damage if and to the

                     extent that the Portfolio has not been made whole

                     for any such loss or damage.


         2.10A  Fund Assets Held in the Custodian's Direct Paper System.

                The Custodian may deposit and/or maintain securities












                owned by a Portfolio in the Direct Paper System of the

                Custodian subject to the following provisions:


                1)   No transaction relating to securities in the Direct

                     Paper System will be effected in the absence of

                     Proper Instructions from the Fund on behalf of the

                     Portfolio;


                2)   The Custodian may keep securities of the Portfolio

                     in the Direct Paper System only if such securities

                     are represented in an account ("Account") of the

                     Custodian in the Direct Paper System which shall

                     not include any assets of the Custodian other than

                     assets held as a fiduciary, custodian or otherwise

                     for customers;


                3)   The records of the Custodian with respect to secu-

                     rities of the Portfolio which are maintained in the

                     Direct Paper System shall identify by book-entry

                     those securities belonging to the Portfolio;


                4)   The Custodian shall pay for securities purchased

                     for the account of the Portfolio upon the making of

                     an entry on the records of the Custodian to reflect
















                     such payment and transfer of securities to the ac-

                     count of the Portfolio.  The Custodian shall trans-

                     fer securities sold for the account of the Portfo-

                     lio upon the making of an entry on the records of

                     the Custodian to reflect such transfer and receipt

                     of payment for the account of the Portfolio;


                5)   The Custodian shall furnish the Fund on behalf of

                     the Portfolio confirmation of each transfer to or

                     from the account of the Portfolio, in the form of a

                     written advice or notice, of Direct Paper on the

                     next business day following such transfer and shall

                     furnish to the Fund on behalf of the Portfolio cop-

                     ies of daily transaction sheets reflecting each

                     day's transaction in the Securities System for the

                     account of the Portfolio;


                6)   The Custodian shall provide the Fund on behalf of

                     the Portfolio with any report on its system of in-

                     ternal accounting control as the Fund may reason-

                     ably request from time to time.


         2.11   Segregated Account.  The Custodian shall upon receipt of

                Proper Instructions from the Fund on behalf of each ap-

                plicable Portfolio establish and maintain a segregated

                account or accounts for and on behalf of each such Port-

                folio, into which account or accounts may be transferred










                cash and/or securities, including securities maintained

                in an account by the Custodian pursuant to Section 2.10

                hereof, (i) in accordance with the provisions of any

                agreement among the Fund on behalf of the Portfolio, the

                Custodian and a broker-dealer registered under the Ex-

                change Act and a member of the NASD (or any futures com-

                mission merchant registered under the Commodity Exchange

                Act), relating to compliance with the rules of The Op-

                tions Clearing Corporation and of any registered na-

                tional securities exchange (or the Commodity Futures

                Trading Commission or any registered contract market),

                or of any similar organization or organizations, regard-

                ing escrow or other arrangements in connection with

                transactions by the Portfolio, (ii) for purposes of seg-

                regating cash or government securities in connection

                with options purchased, sold or written by the Portfolio

                or commodity futures contracts or options thereon pur-

                chased or sold by the Portfolio, (iii) for the purposes

                of compliance by the Portfolio with the procedures re-

                quired by Investment Company Act Release No. 10666, or

                any subsequent release or releases of the Securities and

                Exchange Commission relating to the maintenance of seg-

                regated accounts by registered investment companies and

                (iv) for other proper corporate purposes, but only, in

                the case of clause (iv), upon receipt of, in addition to










                Proper Instructions from the Fund on behalf of the ap-

                plicable Portfolio, a certified copy of a resolution of

                the Board of Directors or of the Executive Committee

                signed by an officer of the Fund and certified by the

                Secretary or an Assistant Secretary, setting forth the

                purpose or purposes of such segregated account and de-

                claring such purposes to be proper corporate purposes.


         2.12   Ownership Certificates for Tax Purposes.  The Custodian

                shall execute ownership and other certificates and af-

                fidavits for all federal and state tax purposes in con-

                nection with receipt of income or other payments with

                respect to domestic securities of each Portfolio held by

                it and in connection with transfers of securities.


         2.13   Proxies.  The Custodian shall, with respect to the do-

                mestic securities held hereunder, cause to be promptly

                executed by the registered holder of such securities, if

                the securities are registered otherwise than in the name

                of the Portfolio or a nominee of the Portfolio, all

                proxies, without indication of the manner in which such

                proxies are to be voted, and shall promptly deliver to

                the Portfolio such proxies, all proxy soliciting materi-

                als and all notices relating to such securities.


         2.14   Communications Relating to Portfolio Securities.  Sub-

                ject to the provisions of Section 2.3, the Custodian










                shall transmit promptly to the Fund for each Portfolio

                all written information (including, without limitation,

                pendency of calls and maturities of domestic securities

                and expirations of rights in connection therewith and

                notices of exercise of call and put options written by

                the Fund on behalf of the Portfolio and the maturity of

                futures contracts purchased or sold by the Portfolio)

                received by the Custodian from issuers of the securities

                being held for the Portfolio.  With respect to tender or

                exchange offers, the Custodian shall transmit promptly

                to the Portfolio all written information received by the

                Custodian from issuers of the securities whose tender or

                exchange is sought and from the party (or his agents)

                making the tender or exchange offer.  If the Portfolio

                desires to take action with respect to any tender offer,

                exchange offer or any other similar transaction, the

                Portfolio shall notify the Custodian at least three

                business days prior to the date on which the Custodian

                is to take such action.


         3.     Duties of the Custodian with Respect to Property of the

         Fund Held Outside of the United States

         3.1    Appointment of Foreign Sub-Custodians

                The Fund hereby authorizes and instructs the Custodian

                to employ as sub-custodians for the Portfolio's securi-

                ties and other assets maintained outside the United










                States the foreign banking institutions and foreign se-

                curities depositories designated on Schedule A hereto

                ("foreign sub-custodians").  Upon receipt of "Proper

                Instructions", as defined in Section 5 of this Contract,

                together with a certified resolution of the Fund's Board

                of Directors, the Custodian and the Fund may agree to

                amend Schedule A hereto from time to time to designate

                additional foreign banking institutions and foreign se-

                curities depositories to act as sub-custodian.  Upon

                receipt of Proper Instructions, the Fund may instruct

                the Custodian to cease the employment of any one or more

                such sub-custodians for maintaining custody of the

                Portfolio's assets.


         3.2    Assets to be Held.  The Custodian shall limit the secu-

                rities and other assets maintained in the custody of the

                foreign sub-custodians to:  (a) "foreign securities", as

                defined in paragraph (c)(1) of Rule 17f-5 under the In-

                vestment Company Act of 1940, and (b) cash and cash

                equivalents in such amounts as the Custodian or the Fund

                may determine to be reasonably necessary to effect the

                Portfolio's foreign securities transactions.  The Custo-

                dian shall identify on its books as belonging to the

                Fund, the foreign securities of the Fund held by each

                foreign sub-custodian.












         3.3    Foreign Securities Depositories.  Except as may other-

                wise be agreed upon in writing by the Custodian and the

                Fund, assets of the Portfolios shall be maintained in

                foreign securities depositories only through arrange-

                ments implemented by the foreign banking institutions

                serving as sub-custodians pursuant to the terms hereof.

                Where possible, such arrangements shall include entry

                into agreements containing the provisions set forth in

                Section 3.4 hereof.


         3.4    Agreements with Foreign Banking Institutions.  Each

                agreement with a foreign banking institution shall be

                substantially in the form set forth in Exhibit 1 hereto

                and shall provide that:  (a) the assets of each Portfo-

                lio will not be subject to any right, charge, security

                interest, lien or claim of any kind in favor of the for-

                eign banking institution or its creditors or agent, ex-

                cept a claim of payment for their safe custody or admin-

                istration; (b) beneficial ownership for the assets of

                each Portfolio will be freely transferable without the

                payment of money or value other than for custody or ad-

                ministration; (c) adequate records will be maintained

                identifying the assets as belonging to each applicable

                Portfolio; (d) officers of or auditors employed by, or

                other representatives of the Custodian, including to the

                extent permitted under applicable law the independent










                public accountants for the Fund, will be given access to

                the books and records of the foreign banking institution

                relating to its actions under its agreement with the

                Custodian; and (e) assets of the Portfolios held by the

                foreign sub-custodian will be subject only to the in-

                structions of the Custodian or its agents.


         3.5    Access of Independent Accountants of the Fund.  Upon

                request of the Fund, the Custodian will use its best

                efforts to arrange for the independent accountants of

                the Fund to be afforded access to the books and records

                of any foreign banking institution employed as a foreign

                sub-custodian insofar as such books and records relate

                to the performance of such foreign banking institution

                under its agreement with the Custodian.


         3.6    Reports by Custodian.  The Custodian will supply to the

                Fund from time to time, as mutually agreed upon, state-

                ments in respect of the securities and other assets of

                the Portfolio(s) held by foreign sub-custodians, includ-

                ing but not limited to an identification of entities

                having possession of the Portfolio(s) securities and

                other assets and advices or notifications of any trans-

                fers of securities to or from each custodial account














                maintained by a foreign banking institution for the Cus-

                todian on behalf of each applicable Portfolio indicat-

                ing, as to securities acquired for a Portfolio, the

                identity of the entity having physical possession of

                such securities.


         3.7    Transactions in Foreign Custody Account

                (a)  Except as otherwise provided in paragraph (b) of

                this Section 3.7, the provision of Sections 2.2 and 2.7

                of this Contract shall apply, mutatis mutandis to the

                foreign securities of the Fund held outside the United

                States by foreign sub-custodians.


                (b)  Notwithstanding any provision of this Contract to

                the contrary, settlement and payment for securities re-

                ceived for the account of each applicable Portfolio and

                delivery of securities maintained for the account of

                each applicable Portfolio may be effected in accordance

                with the customary established securities trading or

                securities processing practices and procedures in the

                jurisdiction or market in which the transaction occurs,

                including, without limitation, delivering securities to

                the purchaser thereof or to a dealer therefor (or an

                agent for such purchaser or dealer) against a receipt

                with the expectation of receiving later payment for such

                securities from such purchaser or dealer.











                (c)  Securities maintained in the custody of a foreign

                sub-custodian may be maintained in the name of such

                entity's nominee to the same extent as set forth in Sec-

                tion 2.3 of this Contract, and the Fund agrees to hold

                any such nominee harmless from any liability as a holder

                of record of such securities.


         3.8    Liability of Foreign Sub-Custodians.  Each agreement

                pursuant to which the Custodian employs a foreign bank-

                ing institution as a foreign sub-custodian shall require

                the institution to exercise reasonable care in the per-

                formance of its duties and to indemnify, and hold harm-

                less, the Custodian and each Fund from and against any

                loss, damage, cost, expense, liability or claim arising

                out of or in connection with the institution's perfor-

                mance of such obligations.  At the election of the Fund,

                it shall be entitled to be subrogated to the rights of

                the Custodian with respect to any claims against a for-

                eign banking institution as a consequence of any such

                loss, damage, cost, expense, liability or claim if and

                to the extent that the Fund has not been made whole for

                any such loss, damage, cost, expense, liability or

                claim.














         3.9    Liability of Custodian.  The Custodian shall be liable

                for the acts or omissions of a foreign banking institu-

                tion to the same extent as set forth with respect to

                sub-custodians generally in this Contract and, regard-

                less of whether assets are maintained in the custody of

                a foreign banking institution, a foreign securities de-

                pository or a branch of a U.S. bank as contemplated by

                paragraph 3.12 hereof, the Custodian shall not be liable

                for any loss, damage, cost, expense, liability or claim

                resulting from nationalization, expropriation, currency

                restrictions, or acts of war or terrorism or any loss

                where the sub-custodian has otherwise exercised reason-

                able care.  Notwithstanding the foregoing provisions of

                this paragraph 3.9, in delegating custody duties to

                State Street London Ltd., the Custodian shall not be

                relieved of any responsibility to the Fund for any loss

                due to such delegation, except such loss as may result

                from (a) political risk (including, but not limited to,

                exchange control restrictions, confiscation, expropria-

                tion, nationalization, insurrection, civil strife or

                armed hostilities) or (b) other losses (excluding a

                bankruptcy or insolvency of State Street London Ltd. not

                caused by political risk) due to Acts of God, nuclear

                incident or other losses under circumstances where the












                Custodian and State Street London Ltd. have exercised

                reasonable care.


         3.10   Reimbursement for Advances.  If the Fund requires the

                Custodian to advance cash or securities for any purpose

                for the benefit of a Portfolio including the purchase or

                sale of foreign exchange or of contracts for foreign

                exchange, or in the event that the Custodian or its

                nominee shall incur or be assessed any taxes, charges,

                expenses, assessments, claims or liabilities in connec-

                tion with the performance of this Contract, except such

                as may arise from its or its nominee's own negligent

                action, negligent failure to act or willful misconduct,

                any property at any time held for the account of the

                applicable Portfolio shall be security therefor and

                should the Fund fail to repay the Custodian promptly,

                the Custodian shall be entitled to utilize available

                cash and to dispose of such Portfolios assets to the

                extent necessary to obtain reimbursement.


         3.11   Monitoring Responsibilities.  The Custodian shall fur-

                nish annually to the Fund, during the month of June,

                information concerning the foreign sub-custodians em-

                ployed by the Custodian.  Such information shall be

                similar in kind and scope to that furnished to the Fund












                in connection with the initial approval of this Con-

                tract.  In addition, the Custodian will promptly inform

                the Fund in the event that the Custodian learns of a

                material adverse change in the financial condition of a

                foreign sub-custodian or any material loss of the assets

                of the Fund or in the case of any foreign sub-custodian

                not the subject of an exemptive order from the Securi-

                ties and Exchange Commission is notified by such foreign

                sub-custodian that there appears to be a substantial

                likelihood that its shareholders' equity will decline

                below $200 million (U.S. dollars or the equivalent

                thereof) or that its shareholders' equity has declined

                below $200 million (in each case computed in accordance

                with generally accepted U.S. accounting principles).


         3.12   Branches of U.S. Banks

                (a)  Except as otherwise set forth in this Contract, the

                provisions hereof shall not apply where the custody of

                the Portfolios assets are maintained in a foreign branch

                of a banking institution which is a "bank" as defined by

                Section 2(a)(5) of the Investment Company Act of 1940

                meeting the qualification set forth in Section 26(a) of

                said Act.  The appointment of any such branch as a sub-

                custodian shall be governed by paragraph 1 of this Con-

                tract.












                (b)  Cash held for each Portfolio of the Fund in the

                United Kingdom shall be maintained in an interest bear-

                ing account established for the Fund with the

                Custodian's London branch, which account shall be sub-

                ject to the direction of the Custodian, State Street

                London Ltd. or both.


         3.13   Tax Law

                The Custodian shall have no responsibility or liability

                for any obligations now or hereafter imposed on the Fund

                or the Custodian as custodian of the Fund by the tax law

                of the United States of America or any state or politi-

                cal subdivision thereof.  It shall be the responsibility

                of the Fund to notify the Custodian of the obligations

                imposed on the Fund or the Custodian as custodian of the

                Fund by the tax law of jurisdictions other than those

                mentioned in the above sentence, including responsibil-

                ity for withholding and other taxes, assessments or

                other governmental charges, certifications and govern-

                mental reporting.  The sole responsibility of the Custo-

                dian with regard to such tax law shall be to use reason-

                able efforts to assist the Fund with respect to any

                claim for exemption or refund under the tax law of ju-

                risdictions for which the Fund has provided such infor-

                mation.












         4.     Payments for Sales or Repurchases or Redemptions of

         Shares of the Fund

                The Custodian shall receive from the distributor for the

         Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund.  The Custodian will provide timely notifi-

         cation to the Fund on behalf of each such Portfolio and the

         Transfer Agent of any receipt by it of payments for Shares of such Portfolio.


                   From such funds as may be available for the purpose

         but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instruc-

         tions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In con-

         nection with the redemption or repurchase of Shares of a Port-

         folio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a com-

         mercial bank designated by the redeeming shareholders.  In con-

         nection with the redemption or repurchase of Shares of the

         Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the

         Fund to the holder of Shares, when presented to the Custodian










         in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custo-

         dian.


         5.     Proper Instructions


                   Proper Instructions as used throughout this Contract

         means a writing signed or initialled by one or more person or persons as the Board of Directors shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction involved, including a spe-

         cific statement of the purpose for which such action is re-

         quested.  Oral instructions will be considered Proper Instruc-

         tions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral instructions to be confirmed in writing.  Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund ac-

         companied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include com-

         munications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the

         Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets.  For purposes of this












         Section, Proper Instructions shall include instructions re-

         ceived by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with

         Section 2.11.


         6.   Actions Permitted without Express Authority


                   The Custodian may in its discretion, without express

         authority from the Fund on behalf of each applicable Portfolio:


                   1)   make payments to itself or others for minor ex-

         penses of handling securities or other similar items relating to its duties under this Contract, provided that all such pay-

         ments shall be accounted for to the Fund on behalf of the

         Portfolio;


                   2)   surrender securities in temporary form for secu-

         rities in definitive form;


                   3)   endorse for collection, in the name of the Port-

         folio, checks, drafts and other negotiable instruments; and


                   4)   in general, attend to all non-discretionary de-

         tails in connection with the sale, exchange, substitution, pur-

         chase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the

         Board of Directors of the Fund.












         7.   Evidence of Authority


                   The Custodian shall be protected in acting upon any

         instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  The Custo-

         dian may receive and accept a certified copy of a vote of the

         Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of

         Directors pursuant to the Articles of Incorporation as de-

         scribed in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


         8.   Duties of Custodian with Respect to the Books of Account

         and Calculation of Net Asset Value and Net Income


                   The Custodian shall cooperate with and supply neces-

         sary information to the entity or entities appointed by the

         Board of Directors of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also cal-

         culate daily the net income of the Portfolio as described in










         the Fund's currently effective prospectus related to such Port-

         folio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the

         Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net as-

         set value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such

         Portfolio.


         9.   Records


                   The Custodian shall with respect to each Portfolio

         create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of

         1940, with particular attention to Section 31 thereof and Rules

         31a-1 and 31a-2 thereunder.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and em-

         ployees and agents of the Securities and Exchange Commission.

         The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the










         Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.


         10.  Opinion of Fund's Independent Accountant


                   The Custodian shall take all reasonable action, as

         the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the

         Fund's Form N-1A, and Form N-SAR or other annual reports to the

         Securities and Exchange Commission and with respect to any other requirements of such Commission.


         11.  Reports to Fund by Independent Public Accountants


                   The Custodian shall provide the Fund, on behalf of

         each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or main-

         tained in a Securities System, relating to the services pro-

         vided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reason-

         ably be required by the Fund to provide reasonable assurance










         that any material inadequacies would be disclosed by such ex-

         amination, and, if there are no such inadequacies, the reports shall so state.


         12.  Compensation of Custodian


                   The Custodian shall be entitled to reasonable compen-

         sation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each ap-

         plicable Portfolio and the Custodian.


         13.  Responsibility of Custodian


                   So long as and to the extent that it is in the exer-

         cise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evi-

         dence of title thereto received by it or delivered by it pursu-

         ant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission mer-

         chant acting pursuant to the terms of a three-party futures or options agreement.  The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Con-

         tract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on










         and may act upon advice of counsel (who may be counsel for the

         Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.


                   The Custodian shall be liable for the acts or omis-

         sions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in

         Article 1 hereof with respect to sub-custodians located in the

         United States (except as specifically provided in Article 3.9)

         and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities deposi-

         tory or a branch of a U.S. bank as contemplated by paragraph

         3.12 hereof, the Custodian shall not be liable for any loss,

         damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody of any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.


                   If the Fund on behalf of a Portfolio requires the

         Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form,










         the Fund on behalf of the Portfolio, as a prerequisite to re-

         quiring the Custodian to take such action, shall provide indem-

         nity to the Custodian in an amount and form satisfactory to it.


                   If the Fund requires the Custodian, its affiliates,

         subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements,

         foreign exchange contracts and assumed settlement) for the ben-

         efit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabili-

         ties in connection with the performance of this Contract, ex-

         cept such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable

         Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be en-

         titled to utilize available cash and to dispose of such Portfo-

         lio's assets to the extent necessary to obtain reimbursement.


         14.  Effective Period, Termination and Amendment


                   This Contract shall become effective as of its execu-

         tion, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual












         agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the

         Fund has approved the initial use of a particular Securities

         System by such Portfolio and the receipt of an annual certifi-

         cate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by such Portfolio of such

         Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the

         Custodian shall not with respect to a Portfolio act under Sec-

         tion 2.10A hereof in the absence of receipt of an initial cer-

         tificate of the Secretary or an Assistant Secretary that the

         Board of Directors has approved the initial use of the Direct

         Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the

         Board of Directors has reviewed the use by such Portfolio of the Direct Paper System; provided further, however, that the

         Fund shall not amend or terminate this Contract in contraven-

         tion of any applicable federal or state regulations, or any












         provision of the Articles of Incorporation, and further pro-

         vided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Directors (i) substi-

         tute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the di-

         rection of an appropriate regulatory agency or court of compe-

         tent jurisdiction.


                   Upon termination of the Contract, the Fund on behalf

         of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, ex-

         penses and disbursements.


         15.  Successor Custodian


                   If a successor custodian for the Fund, of one or more

         of the Portfolios shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall trans-

         fer to an account of the successor custodian all of the securi-

         ties of each such Portfolio held in a Securities System.











                   If no such successor custodian shall be appointed,

         the Custodian shall, in like manner, upon receipt of a certi-

         fied copy of a vote of the Board of Directors of the Fund, de-

         liver at the office of the Custodian and transfer such securi-

         ties, funds and other properties in accordance with such vote.


                   In the event that no written order designating a suc-

         cessor custodian or certified copy of a vote of the Board of

         Directors shall have been delivered to the Custodian on or be-

         fore the date when such termination shall become effective,

         then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment

         Company Act of 1940, doing business in Boston, Massachusetts,

         of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable

         Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System.  Thereafter,

         such bank or trust company shall be the successor of the Custo-

         dian under this Contract.












                   In the event that securities, funds and other

         properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the

         Board of Directors to appoint a successor custodian, the

         Custodian shall be entitled to fair compensation for its ser-

         vices during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the

         Custodian shall remain in full force and effect.


         16.  Interpretive and Additional Provisions


                   In connection with the operation of this Contract,

         the Custodian and the Fund on behalf of each of the Portfolios,

         may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be an-

         nexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.











         17.  Additional Funds


                   In the event that the Fund establishes one or more

         series of Shares in addition to Pool A and Pool B with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custo-

         dian in writing, and if the Custodian agrees in writing to pro-

         vide such services, such series of Shares shall become a Port-

         folio hereunder.


         18.  Massachusetts Law to Apply


                   This Contract shall be construed and the provisions

         thereof interpreted under and in accordance with laws of The

         Commonwealth of Massachusetts.


         19.  Prior Contracts


                   This Contract supersedes and terminates, as of the

         date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the cus-

         tody of the Fund's assets.


         20.  Shareholder Communications


                   Securities and Exchange Commission Rule 14b-2

         requires banks which hold securities for the account of cus-

         tomers to respond to requests by issuers of securities for the










         names, addresses and holdings of beneficial owners of securi-

         ties of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.

         In order to comply with the rule, we need you to indicate

         whether you authorize us to provide your name, address, and share position to requesting companies whose stock you own.  If you tell us "no", we will not provide this information to re-

         questing companies.  If you tell us "yes" or do not check

         either "yes" or "no" below, we are required by the rule to treat you as consenting to disclosure of this information for all securities owned by you or any funds or accounts estab-

         lished by you.  For your protection, the Rule prohibits the requesting company from using your name and address for any purpose other than corporate communications.  Please indicate below whether you consent or object by checking one of the al-

         ternatives below.


                   YES  [ ]  You are authorized to release our name,
                             address, and share positions.

                   NO   [ ]  You are not authorized to release our name,
                             address, and share positions.






















                   IN WITNESS WHEREOF, each of the parties has caused

         this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder

         affixed as of the      day of            , 1993.



         ATTEST                       THE SBI FUND, INC.



                                      By



         ATTEST                       STATE STREET BANK AND TRUST COMPANY



                                      By
          Assistant Secretary               Executive Vice President




































                                    Schedule A


                   The following foreign banking institutions and for-eign securities depositories have been approved by the Board of Directors of The SBI Fund, Inc. for use as sub-custodians for the Fund's securities and other assets:



                    (Insert banks and securities depositories)





























         Certified:




         Fund's Authorized Officer


         Date:




                                       -50-